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                                     Exhibit 23.2

                           CONSENT OF KPMG PEAT MARWICK LLP


The Board of Directors
TODAY'S BANCORP, INC.:

We consent to incorporation by reference in the registration statement of Form S-8 (File No. 33-21550) of TODAY'S BANCORP, INC. of our report dated January 22, 1996, relating to the consolidated balance sheet of TODAY'S BANCORP, INC. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, cash flows, and changes in capital, for the years then ended, which report appears in the December 31, 1995 Annual Report on Form 10-K of TODAY'S BANCORP, INC.


                                        KPMG Peat Marwick LLP

Chicago, Illinois
March 19, 1996